As filed with the U.S. Securities and Exchange Commission on August 5, 2025

Registration No. 333-264191

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ONFOLIO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	7370	37-1978697
(State or Other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Dominic Wells

Chief Executive Officer

1007 North Orange Street, 4th Floor

Wilmington, Delaware 19801

(682) 990-6920

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Northwest Registered Agent Service, Inc.

8 The Green, Ste B

Dover, DE 19901

302-581-4070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David M. Bovi, Esq.

David M. Bovi, P.A.

2855 PGA Blvd., Suite 150

Palm Beach Gardens, FL 33410

(561) 655-0665

Approximate date of commencement of proposed sale to the public: Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 4 (this “Post-Effective Amendment No. 4”) relates to the Registration Statement on Form S-1 (File No. 333-264191) (the “Initial Registration Statement”), which was declared effective by the Securities and Exchange Commission on August 25, 2022 (the “Registration Statement”).

The Registration Statement related to the initial public offering Onfolio Holdings Inc., a Delaware corporation (the “Company”) and registered (i) 2,753,750 shares common stock; (ii) 6,117,250 warrants with each warrant exercisable to purchase one share of our common stock at an exercise price equal to $5.00 (the “publicly-traded warrants”); and  (ii) an underwriter’s warrant to purchase 82,613 shares of the Company’s common stock at an exercise price of $5.50 (the “representative’s warrants”). On May 15, 2023, the Company filed Post Effective Amendment No. 3 to the Initial Registration Statement which was declared effective by the Securities and Exchange Commission on May 15, 2023 (“Post-Effective Amendment No. 3”). Post Effective Amendment No. 3 related solely to the 6,199,863 shares of common stock issuable upon the exercise of the outstanding publicly-traded warrants and representative’s warrants and included an updated prospectus relating to the offer and sale of 6,199,863 shares of common stock issuable upon the exercise of these warrants. None of the outstanding publicly-traded warrants or representative’s warrants were exercised, and no securities were sold, pursuant to the updated prospectus included with Post-Effective Amendment No. 3.

The Company is filing this Post-Effective Amendment No. 4 to deregister all of the unsold securities registered under the Registration Statement, which includes all 6,199,863 shares of common stock issuable upon the exercise of the outstanding publicly-traded warrants and representative’s warrants. These securities are being deregistered because the Company intends to file a new registration statement on Form S-1 to register the 6,199,863 shares of common stock underlying the outstanding publicly-traded warrants and representative’s warrants in order to include updated financial and other required disclosure in accordance with the Securities Act of 1933. The deregistration does not impact the ability of warrant holders to continue trading the outstanding publicly-traded warrants on Nasdaq.

In connection with the foregoing, the offering pursuant to the Registration Statement will be terminated upon the effectiveness of this Post-Effective Amendment No. 4. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company hereby deregisters all such unsold securities registered under the Registration Statement as of the date of the effectiveness of this Post-Effective Amendment No. 4.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on August 5, 2025.

ONFOLIO HOLDINGS INC.

By:	/s/ Dominic Wells
Name: Dominic Wells
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dominic Wells	Chief Executive Officer, and Chair of the Board, Principal Executive Officer	August 5, 2025
Dominic Wells

/s/ Adam Trainor		August 5, 2025
Adam Trainor	Chief Financial Officer, Chief Operations Officer, Principal Financial and Accounting Officer

/s/ Andrew Lawrence		August 5, 2025
Andrew Lawrence	Director

/s/ David McKeegan		August 5, 2025
David McKeegan	Director

/s/ Robert J. Lipstein		August 5, 2025
Robert J. Lipstein	Director

/s/ Mark N. Schwartz		August 5, 2025
Mark N. Schwartz	Director

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